AMENDMENT NO. 1
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                           BY AND AMONG UBRANDIT.COM,
                        UBRANDIT ACQUISITION CORPORATION
                           AND MINDTRONICS CORPORATION


         THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of January 12, 2001 (this "AMENDMENT"), is entered into by and among UBRANDIT.COM., a Nevada corporation ("BUYER"), UBRANDIT ACQUISITION CORPORATION, a Nevada corporation ("ACQUISITION CORP."), and MINDTRONICS CORPORATION, a Nevada corporation ("SELLER").

                                    RECITALS

         A. Buyer, Acquisition Corp. and Seller entered into that certain Agreement and Plan of Merger, dated as of December 4, 2000 (the "MERGER AGREEMENT").

         B. SECTION 9.11 of the Merger Agreement provides, generally, that the Merger Agreement may be amended in writing by the parties thereto.

         C. Buyer, Acquisition Corp. and Seller intend that certain sections and provisions of the Merger Agreement be amended or amended and restated.

         D. The respective Boards of Directors of Buyer, Acquisition Corp. and Seller have approved this Amendment and deem it advisable and in the best interests of each party hereto and its respective stockholders.

         The parties agree as follows:

         1. All references in the Merger Agreement to "Ubrandit.com, Inc." hereby are deleted and replaced with references to "Ubrandit.com."

         2. All references in the Merger Agreement to "Ubrandit Acquisition Corp." hereby are deleted and replaced with references to "Ubrandit Acquisition Corporation."

         3. All references in the Merger Agreement to "M2HC, Inc." hereby are deleted and replaced with references to "M2CH, Inc."

         4. All references in the Merger Agreement to "Pillsbury Madison & Sutro LLP" hereby are deleted and replaced with references to "Pillsbury Winthrop LLP."

         5. The first sentence of SECTION 1.1(c) of the Merger Agreement hereby is amended and restated as follows:

                  (c) CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in ARTICLE VI hereof but no later than May 1, 2001 (the "CLOSING DATE"); provided, however, that, in the event that Buyer by May 1, 2001 for any reason whatsoever has not obtained approval of this Agreement and the transactions contemplated hereby, including, without limitation, the Merger by the holders of the requisite number of then-outstanding shares of Buyer Common Stock, then the "CLOSING DATE" shall be extended and be deemed and interpreted throughout this Agreement for all purposes to mean September 1, 2001."

         6. The last sentence of SECTION 1.1(e) of the Merger Agreement hereby is deleted in its entirety and shall be of no further force or effect.

         7. All references in SECTION 1.2(a) of the Merger Agreement and appearing elsewhere in the Merger Agreement to the number "12,500,000" hereby are deleted and replaced with references to the number "12,100,000."

         8. The last sentence of SECTION 1.3(i) of the Merger Agreement hereby is deleted in its entirety and shall be of no further force or effect.

         9. The first sentence of SECTION 2.2(a) of the Merger Agreement hereby is amended and restated as follows: "The authorized capital stock of Seller consists of 100,000,000 shares of Common Stock. At the Closing Date, there will be outstanding 10,132,860 shares of Common Stock."

         10. The second sentence of SECTION 3.2 of the Merger Agreement hereby is amended and restated as follows: "Provided that the Article Amendment (as defined in SECTION 5.8 hereof) has been approved by the requisite vote of the stockholders of Buyer as required by the Nevada Corporation Law, upon the filing of the Article Amendment with the Nevada Secretary of State, the authorized number of shares of Buyer Common Stock will be 100,000,000."

         11. SECTION 3.4(a) of the Merger Agreement hereby is amended and restated as follows: "(a) such filings as may be required under federal and state securities laws."

         12. SECTION 5.8 of the Merger Agreement hereby is amended and restated in its entirety as follows:

                  "5.8 AMENDMENT OF ARTICLES OF INCORPORATION OF BUYER. Subject to the approval of the stockholders of Buyer as required by the Nevada Corporation Law, Buyer will use its commercially reasonable best efforts to amend the Articles of Incorporation of Buyer before the Effective Time to increase the authorized number of shares of Buyer Common Stock from 25,000,000 to 100,000,000 (the "ARTICLE AMENDMENT"); provided, however, that Buyer makes no assurance, representation or warranty to Seller that Buyer will be able to obtain such approval of the stockholders of Buyer; and provided further that neither the obtaining of such approval of the stockholders of Buyer nor the effectiveness of the Article Amendment will be a condition to the performance of Seller's obligations under this Agreement or to the consummation of the transactions contemplated hereby, including, without limitation, the Merger."

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

         13. The parenthetical reference in SECTION 5.9 of the Merger Agreement to "SECTION 5.9 HEREOF" hereby is deleted and replaced with a reference to "SECTION 5.8 HEREOF."

         14. SECTION 6.1(a) of the Merger Agreement hereby is amended and restated in its entirety as follows:

                  "6.1(a) STOCKHOLDER APPROVALS. This Agreement, including the appointment of the Representative as provided in SECTION 9.5 hereof, must have been approved and adopted by the requisite affirmative vote of the holders of Buyer Common Stock and by the affirmative vote of the holders of not less than ninety five percent (95.0%) of the then-outstanding shares of Seller Capital Stock in accordance with the respective Articles of Incorporation of Buyer and Seller, the Nevada Corporation Law (as applicable) and AMEX Rules (as applicable); provided, however, that neither the obtaining of the approval by the stockholders of Buyer of the Article Amendment nor the effectiveness of the Article Amendment will be a condition to the performance of Seller's obligations under this Agreement or to the consummation of the transactions contemplated hereby, including, without limitation, the Merger."

         15. SECTION 6.1(b) of the Merger Agreement hereby is deleted in its entirety and shall be of no further force or effect.

         16. The reference in SECTION 7.1 of the Merger Agreement to the date "March 1, 2001" hereby is deleted and replaced with a reference to the date "May 1, 2001."

         17. SECTION 7.2 of the Merger Agreement hereby is amended and restated in its entirety as follows:

                  "EFFECT OF TERMINATION; BREAK-UP FEE. If this Agreement is terminated for any of the reasons set forth below, then Buyer will pay to Seller a one-time break-up fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) increased by Fifty Thousand Dollars ($50,000) on the first day of each calendar month commencing March 1, 2001 (the "BREAK-UP FEE"). The Break-Up Fee shall be automatically offset against any debt owed by Seller to Buyer under the Loan and Security Agreement referenced in SECTION 5.11. If the amount of the Break-Up Fee exceeds the debt owed by Seller to Buyer, then Buyer shall pay the difference in cash within 10 days after the termination.

                  The Break-Up Fee shall be due if and only if the Agreement is terminated for any of the following reasons:

         (a) Buyer is unable to consummate the Merger for any reason within its direct control on or before September 1, 2001. For the purposes of the foregoing, the failure of Buyer to obtain the requisite approval of the stockholders of Buyer of this Agreement and the Merger will be deemed to be within the control of Buyer.

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

         (b) Buyer terminates this Agreement, unless such termination results from or relates to Seller's material breach of any of its representations, warranties, agreements or covenants contained in this Agreement or Seller's failure to fulfill any conditions precedent required of Seller.

         Upon Buyer's payment to Seller of the Break-Up Fee, Buyer will have no further or additional liability whatsoever to Seller by reason of such termination of this Agreement."

         18. FULL FORCE AND EFFECT. Except as set forth herein, the Merger Agreement is not otherwise amended, supplemented or modified, and the terms, conditions and agreements set forth in the Merger Agreement hereby are ratified and confirmed and shall continue in full force and effect.

         19. GOVERNING LAW. This Amendment shall be construed in accordance with and governed by the law of the State of Nevada, without regard to principles of conflicts of law.

         20. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. CAPITALIZED TERMS. Capitalized terms not defined in this Amendment shall have the meanings defined in the Merger Agreement.


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

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers to be effective as of the day and year first written above.



                                            UBRANDIT.COM,
                                            A Nevada corporation

                                            By: /s/ Jefferey D. Phillips
                                                --------------------------------
                                                Name: Jefferey D. Phillips
                                                Its: Chief Executive Officer

                                            UBRANDIT ACQUISITION CORPORATION,
                                            A Nevada corporation

                                            By: /s/ Jefferey D. Phillips
                                                --------------------------------
                                                Name: Jefferey D. Phillips
                                                Its: Chief Executive Officer


                                            MINDTRONICS CORPORATION,
                                            a Nevada corporation

                                            By: /s/ Mark K. La Count
                                                --------------------------------
                                                Name: Mark K. La Count
                                                Its: Chief Executive Officer





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